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EXHIBIT 99.1                                     [NATIONWIDE(R) FINANCIAL LOGO]


INVESTOR CONTACT:
Kevin G. O'Brien
AVP, Investor Relations
614-677-5331

MEDIA CONTACT:
Bryan L. Haviland
Public Relations Officer
614-677-7767

SEPTEMBER 17, 2001

                     NATIONWIDE FINANCIAL RELEASES STATEMENT
                             ON RECENT TRAGIC EVENTS

COLUMBUS, OHIO -- Nationwide Financial Services, Inc. (NYSE: NFS), today expressed deep sadness over the recent deplorable national tragedy and responded to the inquiries regarding the impact these events may have on the company's financial strength and performance.

"We all are deeply saddened by the recent tragic events in New York, Washington, and Pittsburgh," said Joseph J. Gasper, president and chief operating officer of Nationwide Financial. "Thankfully, no one in the Nationwide Financial family was directly hurt in the tragedy. However, the events of September 11 deeply touched many lives and our thoughts and prayers are with the victims, their families, friends and the many brave volunteers and rescue workers."

Nationwide Financial is currently evaluating the financial impact this tragedy will have on our business. Based upon the work completed to date, and considering our risk management practices and reinsurance arrangements, we believe that there is no reason to conclude that the tragedy will have a material impact on our financial strength or performance.

As we indicated in our second quarter earnings release and related filings with the SEC, we expect earnings per share to be within a range of $3.50 to $3.65 for the full year 2001. This guidance assumes the equity markets and the related performance of our separate account assets achieve a return of 0 to 2 percent per quarter, earned evenly throughout the balance of the year. To the extent that actual equity market performance varies from that assumed level, our results will vary accordingly.

"We have been and expect to continue to effectively operate our businesses and will continue to assess specific areas of potential liability as the situation evolves," added Gasper. "Our attention and resources will be focused on serving our customers and business partners and working diligently on helping our nation rebuild from this terrible tragedy."

Columbus-based Nationwide Financial is the holding company for the retirement savings operations of Nationwide which owns 81.3 percent of the outstanding common shares of NFS. The major operating subsidiary of Nationwide Financial is Nationwide Life Insurance Company, the country's 6th largest life insurer. To obtain investor materials, including the Company's 2000 annual report, Form 10-K, and other corporate announcements, please visit our web site at www.nationwidefinancial.com.



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FORWARD LOOKING INFORMATION

The information included herein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include, among others, the following possibilities: (i) Nationwide Corporation's control of the Company through its beneficial ownership of approximately 97.8 percent of the combined voting power of all the outstanding common stock and approximately 81.3 percent of the economic interest in the Company; (ii) the Company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the Company's subsidiaries to pay such dividends;
(iii) the potential impact on the Company's reported net income that could result from the adoption of certain accounting standards issued by the FASB;
(iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vi) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; (vii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (viii) inability to carry out marketing and sales plans, including, among others, development of new product and/or changes to certain products and acceptance of the new and/or revised products in the market; (ix) changes in interest rates and the capital markets causing a reduction of investment income and/or asset fees, reduction in the value of the Company's investment portfolio or a reduction in the demand for the Company's products; (x) general economic and business conditions which are less favorable than expected; (xi) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations, and (xii) inaccuracies in assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts.